EXHIBIT 10.1

                                 LEASE AGREEMENT

         THIS LEASE, made as of this 9th day of July, 1998, by and between WRIDELL DEVELOPMENT CORPORATION, INC., a Florida corporation, whose address is 400 5th Ave. S., Naples, Florida 34102 (hereinafter referred to as the "LESSOR"), and MARINE BANCSHARES INCORPORATED, a Florida corporation whose principal address is 400 5th Ave. S., Naples, FL 34102 (hereinafter referred to as the "LESSEE"), .

         In consideration of the exchange of mutual promises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PREMISES: LESSOR, contract purchaser of certain real property described as Pelican Marsh Commercial Outparcel #2, being a part of Section 35, Township 48 South, Range 25 East, Collier County, Florida, the legal description of which is attached hereto as Exhibit "A" (the "Property"), hereby leases to LESSEE and LESSEE leases from LESSOR the premises on the first and second floors of the Building and the drive through lane(s) and automatic teller machine ("ATM") lane as depicted and more particularly described on the attached Exhibit "B" (the "Premises"), and for purposes of this LEASE consisting of a total of approximately SEVEN THOUSAND FIVE HUNDRED (7,500) leasable square feet of which approximately 5,000 leasable square feet are located on the first floor of the Building and approximately 2,500 leasable square feet are located on the second floor of the Building, to be located within the office building to be constructed upon the Property by LESSOR (the "Building" or "Office Building"). The Premises do not include any space above the interior surface of the ceiling, below the interior surface of any floor, and outside the interior surface of any window and wall (excluding the drive through and ATM lanes), nor any part of the exterior walls of the building in which the Premises are located, nor the walks or Common Areas as defined herein.

                  LESSOR and LESSEE each covenant, as a material part of the consideration for this LEASE, to keep and perform each and all of the terms, covenants and conditions herein set forth.

         2. LEASE TERM AND COMMENCEMENT DATE: This LEASE shall be for a term of TEN (10) years, which term shall begin upon the Commencement Date, as hereafter defined. LESSEE shall not abandon the Premises during the Lease Term (for purposes of this agreement, the term "Lease Term" shall mean the primary Lease term of TEN (10) years plus any renewal term or terms from time to time exercised by LESSEE as provided herein.) The Commencement Date shall be the earlier of: (i) thirty days after LESSOR receives its Certificate of Occupancy for the Building; or (ii) the date LESSEE "opens" for business to the general public as a commercial bank facility. LESSOR and LESSEE acknowledge that certain obligations under various articles of this LEASE may commence prior to the Commencement Date of the Lease Term and agree that this is a binding and enforceable agreement as of the date LESSEE and LESSOR execute this LEASE, subject to the termination provisions contained herein.

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         3. RENEWAL OPTION(S): LESSEE shall have TWO (2) separate options to renew this LEASE for a further term of FIVE (5) years each on giving written notice to LESSEE not less than THREE (3) months nor more than SIX (6) months before expiration of the LEASE Term, or any extension thereof, on the same terms and conditions herein set forth including the annual CPI increase in the Base Annual Rent as set forth in paragraph 10.a. hereof.

         4. ACCEPTANCE OF PREMISES: LESSOR shall proceed in good faith and in a prompt and workmanlike manner in delivering the Premises in the form as described herein and making the Premises available to LESSEE for the construction of its build-out improvements ("Leasehold Improvements"). In order to complete its build-out prior to or simultaneous with LESSOR obtaining its Certificate of Occupancy for the Building, LESSEE intends, but shall not be obligated, to use the same contractor as will be hired by LESSOR for the construction of the Building. Upon delivery of the Premises to LESSEE, the Premises shall consist of those items as further described in Exhibit "C" attached hereto and incorporated herein by reference. Once the Premises have been made available to LESSEE, LESSEE shall then have full and complete access to the Premises at all reasonable times for the construction of its build-out. Notwithstanding the foregoing, LESSEE may not commence construction of its build-out until such time as it has provided LESSOR with a final, complete set of construction plans showing all improvements within the Premises, and such plans have been approved by LESSOR in writing. Upon receipt of such construction plans, LESSOR shall promptly provide LESSEE with its approval or disapproval of the plans so as not to cause any unnecessary delay in the constriction of LESSEE'S build-out. LESSEE shall receive a build-out allowance of $20.00 per square feet ($150,000.00). LESSEE shall receive no other build-out or other allowance, reduction in rent or other credit whatsoever for the construction of its build-out. It is contemplated by LESSOR and LESSEE that in LESSEE'S operation of the Premises as a banking facility, LESSEE may require "custom" construction items or other items not customarily included in a commercial lease space. LESSOR and LESSEE shall agree upon the nature and extent of such items prior to their construction, and the costs thereof shall either be funded separately by LESSEE, or shall be deducted from the above-referenced build-out allowance. LESSEE shall defend, indemnify and hold LESSOR harmless from and against any and all expenses, liens, claims or damages to either property or person which may or might arise by reason of the construction of the Leasehold Improvements.

         5. LEASEHOLD IMPROVEMENTS: After the completion of the approved Leasehold Improvements, LESSEE shall not make any interior alterations or additions in, on or to the Premises or any part thereof without the prior written consent of LESSOR; provided, however, if such work is merely decorative in nature or if the cost is less than $10,000.00, the approval of LESSOR shall not be required. Additions, fixtures and non-removable improvements, except stock in trade, movable furniture and equipment, shall at once become part of the realty and the property of the LESSOR and upon termination of this LEASE shall remain upon the Premises. All additions, alterations and improvements shall comply with all building codes, regulations and other applicable laws. All contractors, subcontractors, mechanics, laborers, materialmen and others who perform any work, labor or services or furnish any materials or otherwise participate in the improvement of the Premises shall be and are hereby given notice that

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LESSEE is not authorized to subject LESSOR's interest in the Premises to any claim for mechanics', laborers' and materialmen liens, and all persons dealing directly or indirectly with LESSEE may not look to the Premises as security for payment. Any mechanic's, laborer's or materialman's lien shall be promptly discharged by LESSEE in accordance with Florida law, or LESSEE shall promptly transfer such lien to a proper surety or cash bond as provided by Section 713.24 of the Florida Statutes, time being of the essence. The foregoing obligations of LESSEE shall survive the Lease Term, and the failure of LESSEE to comply with the foregoing shall be a material default hereunder. LESSEE shall defend, indemnify and hold LESSOR harmless from and against any and all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making by LESSEE or its agents of any such additions, improvements, alterations and/or installations.

         6. PARKING: LESSOR shall provide LESSEE with a reasonable number of exclusive and designated parking space(s), based upon the total square footage of space occupied by LESSEE in comparison with other lessees within the Building.

         7. QUIET ENJOYMENT: Subject to LESSEE observing and obeying all applicable laws, ordinances and regulations and performing all of the covenants, conditions and provisions required of LESSEE herein, LESSEE shall have quiet possession of the Premises during the LEASE Term.

         8. EFFECTIVE DATE: This LEASE shall become a binding and enforceable agreement on the date upon which the LEASE has been executed by both parties (the "Effective Date").

         9. USE: LESSEE shall use and occupy the Premises only for general office purposes including but not limited to, a commercial bank facility operating in conformity with federal and state banking regulations, and shall not use, nor occupy the Premises, for any other purposes without LESSOR's consent. Furthermore, LESSEE shall not interfere with, nor violate the use rights of, nor conduct any activity which may injure or annoy other lessees within the Building, nor use or occupy the Premises in violation of any law, ordinance, government regulation or directive.

                  As long as LESSEE shall occupy the Premises for the uses hereinabove set forth, LESSOR agrees that it shall not allow or permit any other bank, savings and loan association or credit union to occupy any other portion of the Property, nor shall LESSOR allow any other tenant to provide banking financial services, such as checking and savings deposit accounts and loan services, without the prior written consent of LESSEE which may be withheld in LESSEE's sole and absolute discretion.

         10. RENT: All agreed rental shall be paid to LESSOR without any set off, counterclaim or deduction whatsoever (except as otherwise provided herein) and shall consist of the following in addition to all other charges set forth in this LEASE agreement:

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                  1. BASE RENTAL WITH ANNUAL CPI INCREASES. For the first year of the term hereof, the annual Base Rent shall be the base sum of ONE HUNDRED FIFTY-NINE THOUSAND AND 00/100 DOLLARS ($159,000.00) which the LESSEE hereby agrees to pay in equal monthly installments over a twelve (12) month period of THIRTEEN THOUSAND TWO HUNDRED FIFTY AND 00/100 DOLLARS ($13,250.00) per month plus applicable sales taxes, payable without demand in advance on the first day of each and every month during such term commencing on the Commencement Date. It is understood and agreed that the rental, is at the rate of TWENTY AND NO/100 DOLLARS ($20.00) per leasable square foot per year for the first floor Building space and TWENTY AND NO/100 DOLLARS ($20.00) per leasable square foot per year for the second floor Building space, together with a lump sum rate of $9,000.00 per year for the drive-through facilities. The annual Base Rent for the first year of the term, and for the second year of the term as described below, shall be adjusted on the Commencement Date to reflect the actual square footage of the Premises based upon the per square foot rates set forth herein. In the event that the Commencement Date is other than the first day of the month, rental shall be prorated for the month and paid in advance and the LEASE termination date shall be extended for the same number of days so that the LEASE terminates at the end of a calendar month. For the purpose of this LEASE, the end of the first lease year shall be one year plus the number of days to the end of the first month of the first lease year if the LEASE Commencement Date is other than the first of the month.

                           For the second year of the term hereof, the annual
Base Rent shall be the base sum of ONE HUNDRED EIGHTY-NINE THOUSAND AND 00/100 DOLLARS ($189,000.00) which the LESSEE agrees to pay in equal monthly installments over a twelve (12) month period of FIFTEEN THOUSAND SEVEN HUNDRED FIFTY AND 00/100 DOLLARS ($15,750.00) per month plus applicable sales taxes, payable without demand in advance on the first day of each and every month during said second lease year. It is understood and agreed that the rental for the second lease year, is at the rate of TWENTY-FIVE AND 25/100 DOLLARS ($25.25) per leasable square foot per year for the first floor Building Space, and TWENTY-ONE AND 50/100 DOLLARS ($21.50) per leasable square foot per year for the second floor Building Space, together with a lump sum rate of $9,000.00 per year for the drive-through facilities.

                           At the end of the second and each succeeding lease
year, during the initial term or any renewal hereof, the annual rent for the third and each succeeding lease year shall be recalculated by increasing the annual base rent shown above by the greater of 3% or the "Consumer Price Index (Revised) - All Urban Consumers (U.S. City Average)" issued by the U.S. Department of Labor (hereinafter referred to as "Index"). Notwithstanding the foregoing, in no event shall the annual base rent be increased by more than 6% over the previous lease year amount. If using the Index, the adjustment will be made by multiplying the annual base rent by a fraction, whose numerator shall consist of the most recent Index as of the last day of the lease year then ending. The denominator used for each such adjustment shall always consist of the most recent Index as of the Commencement Date. Stated as an algebraic formula, rent will be adjusted as follows:

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                           Adjusted Annual Rent equals (Annual Base Rent)
multiplied by (The Most Recent Index as of the last day of the lease year then ending) divided by (The most recent Index as of the Commencement Date).

                           Any publication by either the U.S. Department of
Labor or the U.S. Department of Commerce in which the Index is published will be admissible in any proceedings to determine the annual rent due, without any further proof of authenticity. In the event the U.S. Department of Labor shall cease to prepare and publish such a retail index, then and in such an event the adjustment of rent shall be made according to the most closely comparable commodity index as agreed upon by the Lessor and the Lessee; in the absence of such an agreement, then by arbitration in accordance with the then existing rules of the American Arbitration Association. In the event of delay in determining the adjustment in rent, the Lessee shall continue paying the rent it has been paying until such time as the required adjustment has been made, at which time an accounting will be made, retroactive to the beginning of such lease year, and the Lessee will then within fifteen (15) days after demand from Lessor pay to Lessor any additional rent due it for such period. In addition to the rent payable, the Lessee shall also pay the applicable sales and use taxes attributable thereto.

                           The first scheduled monthly payment of Base Rent and
Additional Rent, (as defined below) shall be paid upon Commencement of the Lease Term.

                  2. LATE CHARGE. In the event that any payment is not paid within FIVE (5) days of the date when due, LESSEE agrees to pay to LESSOR a late charge equal to five percent (5 %) of the unpaid amount to defray LESSOR's administrative charges with respect to such late payment. In the event any payment has not been received within FIFTEEN (15) days of the date when due, LESSEE shall be in default hereof and LESSOR shall be entitled to immediately terminate this LEASE by written notice to LESSEE.

                  3. FAIR REPRESENTATION OF EXPENSES. LESSEE acknowledges and agrees that the above charges represent a fair and reasonable estimate and liquidation of LESSOR's expense in the administration of the Office Building resulting from such incidents, which expense is not contemplated nor included in any other rental or charge provided to be paid by LESSEE.

                  4. DEPOSIT. Upon execution of this LEASE, LESSEE shall make a non-refundable deposit in the sum of TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($25,000.00) with LESSOR to be applied toward payment of the first month's rent due hereunder. After applying the first month's rent payment of $13,250.00, the remaining sum of $11,750.00 shall be retained by LESSOR as a security deposit against LESSEE's performance of its obligations hereunder. If LESSEE fully performs each provision of this Lease, the security deposit, or any unused balance thereof, shall be returned to LESSEE within thirty (30) days following Lease expiration and LESSEE's vacating the Premises. In the event the contingency set forth in paragraph 50 is not satisfied, LESSOR shall be entitled to retain such deposit as liquidated damages.

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         11. ADDITIONAL RENT: The Base Rent and all sales or use taxes imposed thereon payable to LESSOR are net of all expenses associated with the operation of the Office Building. Therefore, in addition to Base Rent, LESSEE shall pay its Pro Rata Share (as herein defined), plus any sales or use taxes assessed thereon, of the following, all of which shall collectively be referred to as "Additional Rent":

                  1. TAXES. Representing the amount of all real and personal property taxes and assessments levied, imposed or assessed upon the Office Building taking into account the maximum available discount each year. During the Lease Term LESSEE shall have the right (at its sole cost and expense) to protest and appeal any taxes or the values on which they are based, but LESSEE will inform LESSOR of the institution of any action in connection therewith and shall from time to time, upon request, update LESSOR on the progress thereof. LESSOR agrees to assist and cooperate with LESSEE on any such appeal. In the event LESSEE elects to appeal any taxes or the values on which they are based, and LESSEE is successful in contesting such appeal, then LESSEE shall receive its out of pocket costs and expenses in connection with such contest prior to distribution of any tax savings to other tenants in the Building.

                  2. INSURANCE. Representing the cost of all fire, extended coverage, liability, workmen's compensation and other insurance coverage carried by LESSOR on the Office Building.

                  3. COMMON AREA MAINTENANCE (CAM). Representing the Office Building's Operating Costs, as more fully described herein. The term "Operating Costs" shall mean the total costs and expenses incurred in connection with the normal administration, operation, preventative and corrective maintenance and repair of the Office Building, the implementation and costs for which shall be at the reasonable discretion of LESSOR, and whether paid to employees of LESSOR or parties engaged by LESSOR, including but not limited to: landscaping, Building repairs (including but not limited to all system repairs to be performed by LESSOR pursuant to paragraph 18 hereof; provided same are either obsolete or cannot be adequately repaired and only to the extent such replacement item is comparable in kind and quality to the item being repaired, if available, provided, further, if the item to be replaced is customarily capitalized, LESSEE'S proportionate share of such cost shall be payable in equal installments over the useful life of such replaced item or capital improvement for depreciation purposes according to generally accepted accounting practices), line painting, landscaping, window cleaning [minimum of TWO (2) times per year], Building painting, property maintenance allocations, roof cleaning and routine roof maintenance (including but not limited to the repair of any leaks that may from time to time exist), bumpering and top coating; lighting fixtures; electricity; sanitary control; pest control; removal of trash, rubbish, garbage and other refuse (hereinafter "trash"); rental on machinery or equipment used in such maintenance; building security, if provided; the cost of personnel to implement such services (including social security, unemployment and disability insurance); legal fees (only to the extent attributable to the general operation and administration of the Building, e.g., legal expenses incurred by LESSOR with respect to evicting another tenant would not be included in CAM charges); and a management fee (excluding executive salaries and bonuses). LESSOR may direct that trash intensive lessees within the Office Building arrange for the use

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of their own trash receptacle and removal service at lessee's expense, or in the alternative, LESSOR may assess a surcharge for such lessee's excess trash collection and removal service. LESSOR may establish a common expense reserve to accumulate funds to cover the cost of future painting of the Building, resurfacing, seal coating and striping the parking area (at the end of the Lease Term, to the extent that any funds contributed by LESSEE remain in such reserve account, such funds shall be repaid to LESSEE). If any of the aforementioned maintenance or repairs are made necessary by reason of LESSEE's use and occupancy of the demised Premises in a manner inconsistent with the reasonable use and occupancy thereof are permitted hereunder, or the negligence of the LESSEE, its agents, servants, employees and invitees, or by reason of alterations made by the LESSEE, then and in any of such events such repairs shall be made by the LESSEE at LESSEE's own cost and expense. Such costs and common expense reserve will be paid monthly as indicated, unless LESSOR elects to bill LESSEE every other month or on a quarterly basis. In the event LESSOR's estimated common expenses are less than the actual common expenses, LESSOR may demand from LESSEE LESSEE's pro rata share of such difference and LESSEE shall reimburse LESSOR for such pro rata share charges within thirty (30) days from receipt of a bill and accounting therefore from LESSOR.

                           Operating Costs shall NOT include any of the
following items: (1) any expenses for which LESSOR receives reimbursement or should have received reimbursement from any other source such as, but not limited to, insurance proceeds and payments required to be made by other tenants, to the extent such reimbursement is received or should have been received, (2) any ground rents or interest or amortization on mortgages, (3) any leasing and advertising expenses, (4) costs due to the wrongful acts or omissions of LESSOR, and (5) depreciation of the Office Building.

                           Common Areas as used herein shall refer to all areas
designated by LESSOR as the areas, spaces and improvements in the Office Building which LESSOR makes available from time to time for the common use and benefit of the tenants and occupants of the Office Building, including without limitation on-site parking areas, roads, walkways, promenades, sidewalks, open and covered courts and malls, if any, landscaped and planted areas, if any, and public restrooms, if any.

                  4. OTHER ADDITIONAL RENT. Representing all other sums of money or charges required to be paid by LESSEE under "other additional rent", which shall include but not be limited to: administrative fees, late submission fees, service charges, attorney's fees incurred by LESSOR to enforce the provisions of this LEASE, or interest charges on past due payments, all of which shall be payable as Additional Rent within the next installment of Base Rent.

                  5. LESSEE'S PRO RATA SHARE. LESSEE'S Pro Rata Share is FIFTY-FIVE AND SIX TENTHS PERCENT (55.6%) determined by dividing the leasable square footage of the Premises by the total leasable area of the Office Building.

                  6. DRIVE-THROUGH LANES AND ATM. Notwithstanding anything to the contrary set forth herein, LESSEE shall pay 100% of all CAM and additional rent associated with the ATM and drive-through facilities.

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         12. PAYMENT OF ADDITIONAL RENT: LESSEE shall pay LESSOR, on a monthly basis, in addition to Base Rent, the monthly installment of estimated Additional Rent as set forth by LESSOR. By March I of each LEASE year, LESSOR shall deliver to LESSEE a statement of the actual Additional Rent payable by LESSEE for the prior year. Any further Additional Rent amount due to LESSOR shall be paid by LESSEE, without prejudice to any written exception, within thirty (30) days following LESSOR's delivery of said statement. If the total Additional Rent payment received by LESSOR is greater than the actual Additional Rent due for the same period, LESSEE shall receive a credit in the amount of the overpayment against the next required payment of Additional Rent. Should a credit be due LESSEE at the termination of this LEASE, LESSOR shall remit payment to LESSEE within THIRTY (30) days of the LEASE termination date. It is estimated that the initial monthly contribution to be paid by LESSEE for the payment of Additional Rent shall be TWO THOUSAND ONE HUNDRED EIGHTY-SEVEN AND 50/100 DOLLARS ($2,187.50) (plus any applicable sales tax) per month based on $3.50 per square foot and 7,500 square feet of leasable area. This sum shall be adjusted on the Commencement Date based upon LESSEE'S Pro Rata Share and the actual square footage of the Premises.

                  LESSEE shall have the right to examine LESSOR's books and records relating to the operation and maintenance of the Building during normal business hours to verify LESSOR'S annual statement of actual Additional Rent payable by LESSEE. The annual statement shall be certified as accurate by an officer of LESSOR and shall be prepared in accordance with good and sound accounting practices as consistently applied in the industry. In the event LESSEE elects to examine LESSOR's books and records and LESSEE discovers an error resulting in a decrease of at least three percent (3.0%) of the amount of Additional Rent charged to LESSEE during the annual period covered by LESSOR's statement, then LESSOR shall reimburse the reasonable out of pocket costs and expenses incurred by LESSEE in connection with LESSEE's review plus reimbursement of the overcharges with interest at the then existing prime rate plus one percent (1.0%). Similarly, in the event LESSEE's review of LESSOR'S books and records reveals less than a three percent (3.0%) error, LESSEE shall reimburse LESSOR for LESSOR'S reasonable out-of-pocket expenses incurred as a result of LESSEE'S review.

         13. PRORATION: If the first day of the LEASE commences on any day other than the first day of a month, or if this LEASE ends on any day other than the last day of a month, any payment due LESSOR by reason of any Base Rent or Additional Rent shall be justly and fairly prorated.

         14. USE OF COMMON AREAS: The use and occupancy by LESSEE of the Premises shall include the use in common with others entitled to the use of the common areas, employee parking areas, service roads, loading facilities, sidewalks and visitor parking areas within the Office Building (collectively referred to as the "Common Areas").

         15. SIGNS: Subject to LESSOR'S prior approval, which shall not be unreasonably withheld or delayed, LESSEE shall be permitted to install appropriate signs, logos, etc., on LESSEE'S entrance doors, in the elevator lobby of LESSEE's floor, in the ground floor lobby

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and entrance foyer area, and will also have the right to install its signage upon the exterior of the Building throughout the Lease Term. All such signs of LESSEE shall be maintained in a good and safe condition and appearance at LESSEE's expense and LESSEE shall repair any damage to the Premises or Building resulting from the erection, maintenance or removal of said signs by LESSEE. Subject to LESSOR'S reasonable prior written approval, LESSEE may erect a "Marquee" sign on Vanderbilt Beach Road for LESSEE's sole and exclusive use. The cost of erecting such sign, including the cost of obtaining all necessary approvals, permits or consents, shall be the sole responsibility of LESSEE. The cost of maintaining such Marquee sign, including the cost of placing LESSEE's name thereon, shall be borne by LESSEE.

         16. IMPROVEMENTS AND ALTERATIONS OF OFFICE BUILDING AND COMMON AREAS:
Except for the drive through teller and ATM lanes, the Common Areas are the private property of LESSOR and are at all times subject to the control of LESSOR. LESSOR may increase, reduce or change the number, dimensions or location of the walks and parking areas that LESSOR deems proper in its sole discretion, and LESSOR shall have the right to make alterations to the Office Building as long as such alterations are in full compliance with all applicable laws and ordinances and do not materially and adversely affect LESSEE'S use and occupancy of the Premises specifically including the LESSEE's drive through and ATM facility. LESSOR shall provide notice to LESSEE prior to implementing any such changes.

         17. IMPROVEMENTS AND ALTERATIONS OF PREMISES BY LESSEE: LESSEE, upon obtaining the prior written consent of LESSOR (other than as set forth in paragraph 5 above), which consent shall not be unreasonable withheld or delayed by LESSOR, may make improvements or alterations to the Premises as LESSEE may from time to time deem necessary or desirable, provided however, LESSEE shall not have the right to make any improvements or alterations that affect the structure, or outward appearance of the Office Building. At least ten (10) days prior to the commencement of such work, LESSEE shall submit to LESSOR complete plans and specifications for such work. Any improvements or alterations made to the Premises by LESSEE shall be in compliance with all insurance requirements, and all laws, codes, rules, regulations and ordinances of governmental authorities. All such improvements by LESSEE shall be deemed the property of LESSEE during the Lease Term, but upon the expiration or sooner termination of this LEASE, become the property of LESSOR unless agreed to be LESSEE'S property at the time such plans and specifications were approved by LESSOR as elsewhere provided for herein.

         18. REPAIRS: LESSOR agrees to keep and maintain the Building as a first class office building, in good order and repair. Without limiting the foregoing, LESSOR will keep in good order and repair, and maintain and replace as needed (the entire cost of which shall be included in CAM charges): all fixtures serving, but not located within the perimeter of, the Premises, including but not limited to, water, plumbing, sewer, HVAC, fire/life safety, electrical and sprinkler systems. If any such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of duty by LESSEE, its agents, servants, employees or invitees, LESSEE shall pay to LESSOR the actual cost of such maintenance and repairs. LESSEE shall at once report in writing to LESSOR any known defective or damaged condition of the Premises

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which LESSOR is required to repair pursuant to this Paragraph and LESSEE's failure to report to LESSOR any such condition or defect shall make LESSEE responsible to LESSOR for any liabilities, costs, expenses, and attorneys' fees incurred by LESSOR as a result of such defect or damage. LESSOR shall not be obligated to commence non-emergency repairs or to perform routine maintenance of the Premises for a period not to exceed ten (10) days following written notice to LESSOR of the need for such repair or maintenance. Emergency repairs shall be commenced as quickly as is reasonably practicable (for purposes of this LEASE, repairs involving the air conditioning system shall be deemed to be emergency repairs). There shall be an abatement of rent after five (5) days of non-use of the Premises, but no other liability of any nature of LESSOR by reason of any injury to or interference with LESSEE's business arising from the making of any repairs, alterations or improvements in or to any portion of the Office Building or the Premises, or in or to fixtures and equipment therein.

                  LESSEE will, at its own cost and expense, keep and maintain the Premises and every part thereof in good order and repair except those portions of the Premises to be repaired by LESSOR expressly hereunder. LESSEE shall return the Premises to LESSOR at the expiration or sooner termination of this LEASE in as good condition and repair as when first received, reasonable wear and tear and casualty excepted. All damage or injury to the Office Building, Premises, the Common Areas, or the equipment serving same, caused by or resulting from LESSEE's misuse, or the act or negligence of LESSEE, its agents, employees, licensees, invitees or visitors shall be promptly reported to LESSOR and repaired by LESSOR at the sole cost and expense of LESSEE and LESSEE hereby agrees to pay such amounts on demand as Additional Rent.

                  LESSEE shall keep in good order and repair at LESSEE'S sole cost and expense, that portion of the water, plumbing, sewer, electrical and sprinkler systems located within the perimeter of the Premises. LESSOR shall assign to LESSEE any and all warranties applicable to such items.

         19. UTILITIES/HVAC REPLACEMENT AND REPAIR: LESSEE agrees to maintain interior lighting and air-conditioning equipment exclusively serving LESSEE's Premises (including but not limited to the routine replacement of filters and cleaning of drip pans) and to pay all costs of replacement of lamps, tubes, ballasts, starters, transformers. The LESSEE shall be responsible for maintaining compressors, condensers and air handlers relating to the air conditioning equipment, but the cost of full replacement of such items shall be paid by LESSOR. LESSEE will pay all utility expenses of the Premises which are separately metered and any unmetered common area utilities will be included in reimbursable costs of LESSOR for common expenses as elsewhere set forth herein.

                  If LESSEE'S use of the Premises shall require additional utility facilities, the same shall be installed only after obtaining LESSOR's written approval, and such costs shall be at LESSEE'S sole expense and in accordance with plans and specifications approved in writing by LESSOR. If LESSEE'S use or occupancy of the Premises results in an increase to LESSOR of any utility expense, or connection or user fees, or charges for increased usage or capacity, or

                                 (Page 10 of 19)
assessments of any kind whatsoever, LESSEE shall pay the entire amount thereof within fifteen (15) days of LESSOR's written statement for same. Except for LESSOR'S negligent acts, LESSOR shall not be liable for any interruption or failure in the supply of utilities to the Premises. LESSOR and LESSEE shall agree as to LESSEE'S specific electrical and other utility requirements in the Plans and Specifications.

         20. RUBBISH REMOVAL: LESSEE shall maintain the interior of the Premises in a clean condition, shall routinely remove all trash and refuse therefrom, and shall provide janitorial service for the interior of the Premises at LESSEE'S sole cost and expense. Trash and refuse removal from the Building site shall be arranged for by LESSOR and shall be paid for by LESSEE as part of the common area maintenance charges as Additional Rent.

         21. SIDEWALKS: Except with respect to the automated teller machine ("ATM") and drive-in teller facility set forth in the Plans and Specifications, LESSEE shall neither encumber nor obstruct the sidewalks adjoining the Premises nor allow the same to be obstructed or encumbered in any manner. LESSEE shall not place, nor cause to be placed, any merchandise, signs, vending machines or anything else on the sidewalk or exterior of the Premises without the prior written consent of LESSOR, which may be withheld in its sole discretion.

         22. INSURANCE: LESSEE shall carry at its own expense Comprehensive General Public Liability (to include Bodily Injury) and Property Damage insurance with combined single limits of not less than $1,000,000.00 with insurance companies authorized to do business in Florida and satisfactory to LESSOR (an insurance company with BEST'S KEY RATING GUIDE: PROPERTY - CASUALTY of not less than "A" shall be deemed satisfactory to LESSOR), insuring LESSOR and LESSEE against any liability arising out of the use, occupancy or maintenance of the Premises. The insurance policy or policies shall contain provisions prohibiting the modification or cancellation of insurance without at least FIFTEEN (15) days prior written notice to LESSOR. LESSEE shall deliver said policies or certificates thereof to LESSOR prior to LESSEE'S occupancy of the Premises, and thereafter, renewal policies or certificates shall be delivered to LESSOR not less than FIFTEEN (15) days prior to expiration. The limit of any such insurance shall not limit the liability of LESSEE hereunder. LESSEE may provide this insurance under a blanket policy provided said insurance shall have a LESSOR's protective liability endorsement attached thereto. The failure of LESSEE to effect said insurance in the names herein called for, or to pay the premiums required, or to deliver said policies or certificates to LESSOR shall be a material Default under this LEASE.

                  LESSOR shall maintain Building replacement insurance; comprehensive and hazard insurance to include windstorm coverage; flood insurance to the extent available and applicable; and public liability insurance in an amount of not less than $10,000,000.00. The cost of such insurance shall be an item of Additional Rent as set forth in Paragraph

         23. PERSONAL PROPERTY INSURANCE: LESSEE shall be solely responsible for securing and maintaining any insurance on LESSEE'S stock, trade fixtures, equipment or other personal property located in the Premises, and LESSOR shall not have any obligation to

                                 (Page 11 of 19)
repair or replace same unless such damage is caused by the negligence of LESSOR, its employees, agents or servants.

         24. DAMAGE OR DESTRUCTION: If the Premises are damaged by insured casualty and insurance proceeds have been made available to LESSOR, said damage shall be repaired by LESSOR, to the extent of such available insurance proceeds, provided such repairs can be made in total from said insurance proceeds within one hundred eighty (180) days after the occurrence of the casualty, and without the payment of overtime or other premiums. Until such repairs are completed, Base Rent and Additional Rent shall be abated in proportion to that part of the Premises unusable by LESSEE. If the damage is due to the fault or neglect of LESSEE, or its employees, contractors, agents or invitees, there shall be no abatement of Base Rent, Additional Rent or any other financial obligations of LESSEE hereunder. Should the Premises be damaged as a result of any cause not covered by insurance, or if repairs cannot be completed within one hundred eighty (180) days following the casualty date, LESSOR and LESSEE shall each have the option to terminate this LEASE as of the casualty date, such notice of election to be made within sixty (60) days of the casualty date. In the event neither LESSOR nor LESSEE elects to terminate the LEASE, Base Rent and Additional Rent shall be abated from the date of such casualty until such Building repairs are completed, unless the casualty was due to the fault or neglect of LESSEE, its employees, contractors, agents or invitees.

                  Notwithstanding the foregoing, in the event of a disaster or other event rendering the Premises temporarily unusable, LESSOR shall fully cooperate with LESSEE in implementing any "business recovery plan" imposed on LESSEE under federal banking regulations. By way of example and not of limitation, LESSOR will reasonably cooperate with LESSEE (although all shall be at LESSEE'S sole expense): (i) in the placement of any temporary banking facility to be located elsewhere in any available useable vacant space within the Building or to be located external to the Building on a portion of the parking lot or other Building common area; and (ii) to coordinate the supply of electrical power to such temporary banking facility including allowing the placement of any necessary auxiliary power unit(s) and the modification of Building electrical connectors to allow electrical service to be supplied to such temporary banking facility.

         25. CONDEMNATION: If the entire Premises shall be taken under power of eminent domain, this LEASE shall automatically terminate as of the date of such taking. LESSEE hereby assigns to LESSOR any award which may be made in such taking provided however, nothing contained herein shall be deemed to give LESSOR any interest in nor require LESSEE to assign to LESSOR any award made for the taking of LESSEE's personal property nor for the interruption of, or damage to, LESSEE's business including LESSEE'S relocation expenses.

         26. ASSIGNMENT AND SUBLETTING: Unless LESSEE receives prior approval in writing from LESSOR, which consent may be withheld in LESSOR'S reasonable discretion, LESSEE shall not sell or assign this LEASE or sublet the Premises, and such an event contrary to the provisions of this Paragraph shall constitute a Default under this LEASE; provided, LESSOR'S prior written approval shall not be required if such purchaser, assignee or subtenant continues to use the Premises in a manner permitted by and consistent with uses permitted under

                                 (Page 12 of 19)

Paragraph 9 hereinabove and such purchaser, assignee or sub-tenant is an affiliate of LESSEE or a related corporation or entity formed by LESSEE for the purpose of conducting banking operations. Any assignment approval of this LEASE by LESSOR shall be conditioned on the ASSIGNEE'S assumption of payment responsibility for Base Rent, Additional Rent, and other charges as defined in this LEASE. Further, as long as the use of the Premises remains unchanged, LESSOR'S consent shall not be required for LESSEE to assign (or sublease, in whole or in part) the LEASE to a corporate affiliate or related entity of LESSEE or successor in interest by sale of the assets of LESSEE or due to a corporate or other merger. Notwithstanding anything above to the contrary, any permitted sublease (in whole or in part) shall not relieve LESSEE of its monetary and other obligations hereunder. LESSOR shall be free to assign this Lease.

         27.      DEFAULT:

                  1. MONETARY DEFAULT. If LESSEE does not timely pay any or all of the Base Rent, Additional Rent or any of the other monetary obligations required by this LEASE within fifteen (15) days of the date when due hereunder, then LESSEE shall be in default hereunder.

                  2. NON-MONETARY DEFAULTS. If LESSEE fails to perform any of the other, non-monetary covenants, duties, agreements, undertakings or terms of this LEASE, LESSOR shall give LESSEE thirty (30) days written notice to cure the same or to commence to cure the same and diligently prosecute to completion if the same cannot be cured within a thirty (30) day period. If LESSEE does not cure the breach or begin to take such steps and institute and diligently prosecute to completion such proceedings as will cure such breach (if same cannot be cured) within thirty (30) days after LESSOR gives notice, then LESSEE shall be in default hereunder.

         28.      LESSOR'S DEFAULT REMEDIES:

                  If LESSEE is in default hereunder beyond the expiration of any applicable grace period and fails to cure said default as provided above, LESSOR may do one or more of the following at its sole option and without limiting any other right or remedy to which LESSOR may be entitled:

                  1. continue to hold LESSEE liable for all rent and any other monies due LESSOR under the LEASE, without taking possession of the Premises, in which event, LESSOR has the option to periodically sue LESSEE for past rent due without waiving any right to sue for future rent;

                  2. cancel and terminate the LEASE, as well as all of the right, title, possession and interest of LESSEE hereunder, and evict LESSEE by Court order as provided by Florida law, without waiving LESSOR's right to payment of any amounts due LESSOR hereunder. In the event of such eviction, LESSEE shall immediately relinquish possession of the Premises to LESSOR.

                                 (Page 13 of 19)

                  3. reenter and repossess the Premises with LESSEE remaining liable to LESSOR for all sums and charges provided herein for the remainder of the Lease Term. LESSOR, at its sole option, may relet the Premises and reduce the amounts due to LESSOR from LESSEE hereunder after first receiving credit for all costs incurred by LESSOR in connection with such reletting of the Premises; and/or

                  4. pursue any other action at law or equity available to LESSOR.

         29. BANKRUPTCY: Neither this LEASE, nor any interest herein, nor any estate hereby created shall pass to any trustees or receiver or assignee for the benefit of creditors or otherwise by operation of law. If the estate created hereby shall be taken or attempted to be taken in execution or by other process of law, or if LESSEE shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of LESSEE shall be appointed by reason of LESSEE'S insolvency or inability to pay its debts, or if any assignment shall be made or attempted to be made by LESSEE'S property for the benefit of creditors, then and in any such event, at the sole discretion of LESSOR, LESSEE shall be in immediate default under this LEASE. The allowance of any petition under the bankruptcy law, or the appointment of a trustee or receiver of LESSEE or its assets shall be conclusive evidence that LESSEE caused, or gave cause therefore, in violation of this LEASE, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within sixty (60) days after such allowance or appointment. Any act described in this section shall be deemed a material breach of LESSEE'S obligations hereunder, and at any time when such a breach exists, LESSOR may, at its sole option, and in addition to and independent of, any remedy available to LESSOR, immediately terminate this LEASE and all rights of LESSEE hereunder by giving to LESSEE notice in writing of the election of LESSOR so to terminate, and re-enter and repossess the Premises with or without prior notice. Should LESSOR elect not to terminate this LEASE in accordance herein, LESSOR shall be entitled to recover the maximum award permitted for any damages or losses which are suffered from such an event.

         30. RIGHTS AND REMEDIES: The various rights and remedies herein granted may be exercised concurrently, and shall be cumulative and in addition to any others the parties hereto may be entitled to by law, and the exercise of one or more rights or remedies shall not impair such party's right to exercise any other right or remedy. The failure or forbearance of either party to enforce any right or remedy in connection with any Default shall not be deemed a waiver of such Default nor a consent to a continuation thereof, nor waiver of the same Default at any subsequent date. Any waiver of rights by either party must be in writing and shall apply only to that written waiver and shall not have general or prospective application.

         31. ACCESS BY LESSOR: Upon prior notice given to LESSEE, LESSOR and its agents shall have the right to enter the Premises during LESSEE'S normal business hours for the purpose of showing the Premises to prospective purchasers or to other lessees; provided, however, showings to prospective lessees shall only be authorized during the last twelve months of the Lease Term only. LESSOR may enter the Premises whenever necessary, and without notice, in

                                 (Page 14 of 19)
the event of an emergency. Notwithstanding the foregoing, LESSOR shall not be permitted to enter into any part of the Premises where monies, securities, confidential data or valuables are kept at any time, unless accompanied by a representative of LESSEE, and LESSEE hereby agrees to furnish such representative promptly upon request.

         32. SURRENDER OF PREMISES: At the expiration or termination of this LEASE, LESSEE shall surrender the Premises to LESSOR in as good a condition and repair as reasonable and proper, ordinary wear and tear excepted. Except in the case of termination of the LEASE and eviction of LESSEE by court order, LESSEE shall have the right at the end of this LEASE to remove any readily moveable equipment, furniture, trade fixtures or other personal property placed in the Premises by LESSEE provided, LESSEE promptly repairs any damage to the Premises, or the Office Building, caused by such removal. Any liability of LESSEE hereunder shall survive the expiration or termination of this LEASE. If LESSEE fails to remove any property belonging to it which LESSEE is required to remove pursuant to the terms of paragraph 5 hereof within ten (10) business days of LESSOR's written notice to remove such property, or by any date established by a court order directing such removal, all such property shall be deemed abandoned by LESSEE and shall become the property of LESSOR. However, LESSEE shall remain liable to LESSOR for any costs and expenses associated with LESSOR's transportation and removal of said personal property from the Premises.

         33. NOTICES: Any Notice required to be given hereunder, including copies thereof which are to be concurrently transmitted to such parties as LESSOR or LESSEE may designate from time to time, shall be in writing, and may be given by personal delivery, facsimile transmission, or by United States certified mail, and if given by mail and properly addressed, shall be deemed sufficiently given three (3) days following the date transmitted by registered or certified mail, postage prepaid, return receipt requested. Until notified to the contrary, LESSOR shall send all Notices to LESSEE at the address set forth on page 1 hereof, and LESSEE shall send all Notices to LESSOR at the address set forth on page 1 hereof.

         34. ATTORNEY'S FEES: If any legal matter, dispute, action or proceeding exists or is commenced to enforce this LEASE, the non-prevailing party shall be liable for and shall pay the expense of the prevailing party's attorney's fees and court costs as established by court order. If either party hereto without fault is made a party to any litigation instituted by or against any other party to this LEASE, such other parties shall indemnify and hold harmless the other party, as the case may be, against all costs and expenses, including reasonable attorney's fees incurred in connection therewith. "Attorney's fees" as referred to in this LEASE, shall include, but not be limited to, fees incurred by LESSOR after an occurrence of a monetary or nonmonetary Default, or after the recognition of an issue by LESSOR deemed significant enough, in the exclusive judgment of LESSOR, to be the basis of any legal action, whether or not such action is commenced, that seeks any type of relief or declaratory judgment, which shall include fees and expenses of its attorneys for all legal services, negotiation services and collection services through trial and appeal, and such fees shall be payable by LESSEE as Additional Rent.

                                 (Page 15 of 19)

         35. TIME OF ESSENCE: Time is of the essence with respect to the performance of each of LESSEE'S covenants of this LEASE.

         36. HOLDING OVER: Should LESSEE continue in occupancy of the Premises after expiration of this LEASE, LESSEE shall become a tenant from month to month upon each and all of the terms herein provided, and any such holding over shall not constitute a renewal or extension of this LEASE. During such holding over, LESSEE shall pay, at LESSOR'S sole discretion, Base Rent at one hundred fifty percent (150%) of the monthly amount which was payable by LESSEE immediately prior to the hold over occurrence.

         37. PARTIAL INVALIDITY: Any provision of this LEASE which shall be held to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

         38. BROKERS: LESSEE warrants and represents that it has negotiated this LEASE directly with LESSOR and has not authorized or employed or acted by implication to authorize or to employ any other real estate broker or salesman to act for LESSEE in connection with this LEASE. LESSEE shall hold LESSOR harmless from and indemnify and defend LESSOR against any and all claims by any real estate broker or salesman, other than brokers dealt with by LESSOR, if any, and LESSOR shall indemnify and hold LESSEE harmless against any and all claims by any real estate broker or salesman, other than brokers dealt with by LESSEE, for a commission or finder's fee as a result of LESSEE entering into this LEASE. LESSOR shall be responsible for payment of all brokerage commissions incurred as a result of brokers retained by LESSOR in connection with the negotiation of this LEASE.

         39. WAIVER: LESSOR's failure to insist upon a strict performance of any of the agreements, terms, covenants or conditions hereof shall not be deemed a waiver of any rights or remedies that LESSOR may have and shall not be deemed a waiver of any subsequent breach or default of any agreements, terms, covenants and conditions of this LEASE.

         40. SUCCESSORS AND ASSIGNS: Except as otherwise provided in this LEASE, all of the covenants, conditions and provisions of this LEASE shall be binding upon and shall inure to the parties' representatives, successors, and assigns.

         41. HEADINGS OF LESSOR AND LESSEE: The article and paragraph captions contained in this LEASE are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "LESSOR" and "LESSEE" as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders.

         42. NO ESTATE BY LESSEE: This LEASE shall only create a relationship of landlord and tenant between LESSOR and LESSEE. LESSEE has only a right of use for the Premises, not subject to levy or sale, and not assignable by LESSEE except as expressly provided herein.

                                 (Page 16 of 19)

         43. ENTIRE AGREEMENT: LESSEE and LESSOR each acknowledge that it has read this entire LEASE, evidencing same by the initialing all LEASE pages, and each party hereto understands and agrees to all of the terms and conditions contained herein. LESSOR and LESSEE further acknowledge that the preparation of this LEASE has been a joint effort of each party, and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one party over the other. This LEASE, and any attached exhibits and/or addendums hereto, shall constitute the entire agreement between LESSOR and LESSEE, and no prior agreement or understanding shall be effective. No provision of this LEASE may be amended except by written agreement signed by LESSOR and LESSEE or their respective successors in interest.

         44. GOVERNING LAW: This LEASE shall be construed, interpreted and governed by and in accordance with the laws of the State of Florida. Any legal proceedings with respect to this LEASE shall be instituted in the Circuit Court of Collier County, and LESSEE submits itself to the jurisdiction and venue of this court.

         45. RADON GAS: Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit. This notice is given pursuant to 404.056(8) of the Florida Statutes.

         46. LIMITED LIABILITY: LESSOR, its officers, directors, partners, employees, principals and agents, shall not be liable for injury to LESSEE'S business or any loss of income therefrom or from damage to LESSEE'S inventory, equipment or any other property of LESSEE, or LESSEE'S officers, directors, employees, invitees, customers, patrons or any other persons in or about the Premises from any cause whatsoever, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of the cause of such damage or injury, except where such injury or damage is caused by or due to LESSOR'S intentional misconduct or negligence, or that of its officers, directors, partners, employees, principals or agents. All property of LESSEE kept or stored on the Premises shall be so kept or stored at the sole risk of LESSEE and LESSEE shall hold LESSOR harmless from any claims arising out of damage to the same. LESSOR shall not be liable for any damages arising from any act or neglect of any other lessee within the Building.

         47. INDEMNIFICATION: LESSEE shall defend, indemnify and hold LESSOR, its officers, directors, partners, employees, principals and agents harmless against and from any and all claims, expenses or other liabilities arising from LESSEE'S use of the Premises, Building and Common Areas, or from the conduct of its business, or from any activity or work done, permitted or suffered in or about the Premises, Building, or Common Areas unless the same shall be caused by or due to LESSOR's intentional misconduct or negligence, or that of its officers, directors, partners, employees, principals or agents, and LESSEE shall further indemnify and hold said parties harmless against and from any and all claims arising from any default in the performance

                                 (Page 17 of 19)
of the LEASE by LESSEE or from any act of LESSEE, its officers, agents, employees, guests, customers or invitees. If any action or proceeding is brought against LESSOR by reason of any of the foregoing, LESSEE, upon notice from LESSOR, shall defend the same at LESSEE'S expense by counsel satisfactory to LESSOR. LESSEE shall also give prompt notice to LESSOR in case of casualty or accidents in or about the Premises.

         48. CONSENTS AND/OR APPROVALS: Unless otherwise specified herein, to the extent either party hereto is required to give its consent or approval, such consent or approval shall not be unreasonably withheld. In the event no time is specified for the giving of such consent or approval, such consent or approval shall be given within a reasonable period of time.

         49. CONTINGENCY FOR REGULATORY APPROVAL(S): The obligations of LESSEE hereunder are expressly contingent upon LESSEE obtaining all required regulatory and administrative approvals, and required capitalization, including but not limited to approval from the Federal Deposit Insurance Corporation for insurance of customer deposits, necessary for the commencement of banking operations at the Premises. In the event the foregoing approvals are not received by December 31, 1998, LESSEE shall have the right to terminate this LEASE and LESSEE shall not be liable to LESSOR for any sums otherwise due hereunder (other than the Deposit described in paragraph 10d. above).

         50. RIGHT OF FIRST REFUSAL: LESSEE shall have the right of first refusal to lease any additional space which may subsequently become available within the Building. This right shall be exercisable in writing by LESSEE within fifteen (15) days of LESSOR's notice that LESSOR has a bona fide tenant for the space. With respect to any additional space leased by LESSEE in accordance with this paragraph, the rent payable shall be the greater of the rent that would be paid under the proposed lease with the bona fide tenant, or the same terms as the rent then payable by LESSEE for the Premises, and in any event shall commence THIRTY (30) days after the date LESSEE gives notice hereunder. Any such additional space leased under the provisions of this paragraph shall be on an "AS-IS" basis and with no tenant allowance except as may otherwise be agreed to by LESSOR and LESSEE. The foregoing right of first refusal shall automatically expire and be of no further force and effect upon LESSOR entering into a lease with such bona fide tenant on terms and conditions substantially the same as offered to LESSEE. In the event the proposed tenant fails to enter into such a lease arrangement with LESSOR, or upon expiration of such tenant's lease term, the foregoing right of first refusal shall again be in effect.

         51. FDIC REQUIREMENTS. Notwithstanding any other provisions contained in this LEASE, in the event (a) LESSEE or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this LEASE shall be levied on or sold under execution or by other legal process, or (b) the depository supervisory authority ("Authority"), LESSOR may, in either such event, terminate this LEASE only with the concurrence of any Receiver or Liquidator appointed by such authority; provided, that in the event this LEASE is terminated by the Receiver or Liquidator, the maximum claim of LESSOR for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired LEASE shall

                                 (Page 18 of 19)
by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination.

         52. ESTOPPEL CERTIFICATE. At any time, and from time to time, upon the written request of LESSOR or any mortgagee, LESSEE, within ten (10) days of the date of such written request, agrees to execute and deliver to LESSOR and/or such mortgagee, without charge and in a form reasonably satisfactory to LESSOR and/or said mortgagee, a written statement: (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the term of this Lease; (c) certifying the LESSEE is in occupancy of the Premises, and that this Lease is in full force and effect and has not been modified, assigned, supplemented or amended, except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied and performed have been satisfied and performed, except as shall be stated; (e) certifying that LESSOR is not in default under this Lease by LESSOR, or stating the defaults and/or defenses claimed by LESSEE, except as shall be stated; (f) reciting the amount of advance Rent or other charges, if any, paid by LESSEE and the date to which rental has been paid; (g) reciting the amount of security deposited with LESSOR, if any, and (h) any other information which LESSOR or the mortgagees shall reasonably require.

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this LEASE as of the day and year first above written.

Witnesses as to LESSOR                    LESSOR:
(2 REQUIRED)                              WRIDELL DEVELOPMENT CORPORATION,
                                          INC., a Florida corporation

                                          By:
-----------------------------                ------------------------------
Witness #1                                         W. Jonathan Wride
                                          Its:     President

-----------------------------
Witness #2

Witnesses as to LESSEE                    LESSEE:
(2 REQUIRED)                              MARINE BANCSHARES INCORPORATED, a
                                          Florida corporation

                                          By:
-----------------------------                -------------------------------
Witness #1                                         Richard Horne
                                          Its:     President

-----------------------------
Witness #2

                                 (Page 19 of 19)

                              ASSIGNMENT OF LEASES

        THIS ASSIGNMENT OF LEASES is made as this 14th day of July, 1998, by WRIDELL DEVELOPMENT CORPORATION, INC., a Florida corporation (the "Assignor"), to GULF COAST COMMERCIAL CORPORATION, a Florida corporation (the "Assignee");

                              W I T N E S S E T H:

        WHEREAS, pursuant to that certain Assignment of Contract between Assignor and Assignee dated July 7, 1998, the Assignor has assigned to Assignee that certain Agreement for Sale and Purchase of Property, dated April 24, 1998, by and between Assignor, as Buyer, and Pelican Bay Developments III, Inc., a Florida corporation, as Seller; and

        WHEREAS, in conjunction with the Assignment of Contract, Assignor is to assign to Assignee two fully executed leases between Assignor, as Lessor, and Ashtin Kelly & Co. and Marine Bancshares Incorporated, as Lessees (the "Leases"); and

        WHEREAS, the Leases have been fully executed, with the exception that AK Holding Corporation, a Florida corporation, has replaced Ashtin Kelly & Co. as the applicable lessee, as the reference to Ashtin Kelly & Co. was in error in both the prior Lease drafts and the Assignment of Contract; and

        WHEREAS, Assignor wishes to assign the Leases to Assignee, and Assignee wishes to accept the assignment thereof.

        NOW, THEREFORE, for the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable considerations, the receipt of which is hereby acknowledged by the Assignor, the Assignor does hereby transfer, assign and deliver unto the Assignee, all of the right, title and interest of the Assignor in and to (i) the Leases, together with any renewals or extensions thereof; and (ii) all rents and other payments of every kind due or payable and to become due or payable to the Assignor by virtue of the Leases. By acceptance of the Assignment and the terms contained therein, Assignee assumes and agrees to perform all of the obligations of the Lessor under the Leases.

        IN WITNESS WHEREOF, Assignor has caused these presents to be executed on the day and year first above written.

Witnesses:                               Assignor:

                                         WRIDELL DEVELOPMENT CORPORATION, INC.

     /S/ NORA AMBROSE                    By: /S/ W. JONATHAN WRIDE
--------------------------------             --------------------------------
Name: Nora Ambrose                           W. Jonathan Wride, its President

     /S/ BRIAN YOUNGS
--------------------------------
Name: Brian Youngs